EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1998 included in this Form 10-K, into U.S. Timberlands Klamath Falls, LLC's previously filed Registration Statement File No. 333-52005.


Arthur Andersen LLP
Portland, Oregon
April 11, 2000